NETCO ENERGY INC.

(Incorporated under the laws of the Province of Alberta)

FLOATING CHARGE DEMAND DEBENTURE

1. NETCO ENERGY INC. a body corporate having its head office at the City of Calgary, in the Province of Alberta (hereinafter called the "Borrower"), for value received hereby acknowledges itself indebted and promises to pay to NATIONAL BANK OF CANADA (who and whose successors and assigns are hereinafter called the "Bank"), on demand or on such earlier date as the principal sum hereby secured may become payable hereunder, the sum of FIVE MILLION DOLLARS ($5,000,000.00) in lawful money of Canada (hereinafter called the "Principal Sum") at NATIONAL BANK OF CANADA, 600, 407 - 8th Avenue SW, at the City of Calgary, in the Province of Alberta, Canada, T2P 1E5, and to pay on demand in the same money and at the same place interest on the Principal Sum or on so much thereof as remains from time to time unpaid at the rate of prime rate plus three quarters of one percent (1.75%) per annum more than the annual rate of interest announced from time to time by the Bank as a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada, reckoned from the date or dates the Principal Sum or any part thereof is due and payable. Any sum owing by way of interest that is not paid on demand shall bear interest at such rate from the date of demand until paid. This Debenture secures payment by the Borrower to the Bank of all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not at any time owing by the Borrower to the Bank, whether arising from dealings between the Bank and the Borrower or from any other dealings or proceedings by which the Bank may be or become in any manner whatsoever a creditor of the Borrower, and whenever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, including without limitation all interest, commissions, legal and other expenses and charges, all of which shall be deemed included in the Principal Sum.

2. The Borrower, as security for the payment of the Principal Sum, interest and all other monies from time to time secured hereby and as security for the performance and observance of the covenants and agreements on the part of the Borrower herein contained, hereby:

(a) mortgages, charges, grants and assigns to and in favour of the Bank as and by way of a first floating mortgage, charge and security interest all its property, assets and undertakings, including all of its present and after-acquired right, title, estate and interest in and to all real property, including proceeds thereof together with any and all accretions and accessions thereto, substitutions therefor and any and all fixtures and attachments and other property at any time or times placed upon or associated with, or as may be necessary for the effective use and operation of, such property; and

(b) mortgages, charges, grants, creates and assigns to and in favour of the Bank as and by way of a first mortgage, charge and security interest, and the Bank hereby takes a security interest, in all of the Borrower's present and after-acquired personal property of whatsoever nature and kind and wheresoever situate including, without limitation, its goods, chattel paper, securities, documents of title, instruments, money and intangibles, as those terms are defined in the Personal Property Security Act (Alberta),

(all of which are hereinafter collectively called the "Mortgaged Premises"). The Bank acknowledges that the Mortgaged Premises are subject to the permitted encumbrances more particularly described in Schedule "A" attached hereto (the "Permitted Encumbrances").

Until the security hereby constituted shall have become enforceable and the Bank shall have determined to enforce the same (and except as hereinafter provided), the Borrower may, in the ordinary course of the business of the Borrower and for the purpose of carrying on the same, sell, assign, lease, dispose of and deal with the Mortgaged Premises; PROVIDED THAT the Borrower shall not, and the Borrower hereby covenants that it will not, without the prior written consent of the Bank, make, give, create, grant, incur or assume any mortgage, pledge, hypothec, lien, charge, encumbrance, assignment, security interest or other security, upon the Mortgaged Premises or any part thereof, other than the Permitted Encumbrances, ranking or purporting to rank in priority to or pari passu with the grant, mortgage, charge, assignment, transfer and security interest created and secured hereby (hereinafter referred to as the "Charge").

TO HAVE AND TO HOLD the Mortgaged Premises and rights hereby conferred on the Bank for the use and purposes and with the power and authority and subject to the terms, conditions, provisos, covenants and stipulations herein expressed.

The Charge shall not extend or apply to the last day of the term of any lease, whether oral or written, now held or hereafter acquired by the Borrower but should such Charge become enforceable and the Bank shall have determined to enforce the same, the Borrower shall thereafter stand possessed of such last day and shall hold it in trust to assign the same to any person who may acquire such term or the part thereof hereby charged in the course of any enforcement of the said Charge or any realization of the subject matter thereof.

3. The Borrower covenants and agrees with the Bank:

(a) that the Borrower will perform and observe such affirmative and negative covenants and restrictions as specified, from time to time, by the Bank in writing to be performed and observed by the Borrower in respect of the provision of, inter alia, financial information, payment of dividends, capital expenditures, incurring of additional obligations (whether direct, indirect or contingent), reduction of capital, distribution of assets, amalgamation, repayment of loans, lending of money, sale and other disposition of assets or such other matters as the Bank provides, including, without limitation, the terms, conditions, covenants and provisions of the offer to finance from the Bank to the Borrower dated January 9, 2003, as amended, modified, supplemented, restated or replaced, from time to time (the "Offer to Finance");

(b) that the Borrower has good right, full power and lawful authority to charge the Mortgaged Premises according to the true intent and meaning of this Debenture;

(c) that the Mortgaged Premises are free and clear of all mortgages, liens, charges, encumbrances and security interests other than (i) the Charge and (ii) any mortgage, lien, charge, encumbrance or security interest which is specifically permitted by the Bank pursuant to an instrument in writing executed by the Bank and addressed to the Borrower, which instrument shall refer to this Debenture and describe any such mortgage, lien, charge, encumbrance or security interest so permitted by the Bank;

(d) to pay the Principal Sum, interest and other monies hereby secured in accordance with the terms of this Debenture;

(e) to carry on and continuously conduct its business in a lawful, efficient, diligent and businesslike manner;

(f) to warrant and forever defend all and singular the Mortgaged Premises unto the Bank against every person whomsoever lawfully claiming or attempting to claim the same or any part thereof;

(g) to keep and maintain proper books of account and records accurately covering all aspects of the business and affairs of the Borrower and to permit authorized officers, employees or agents of the Bank to inspect the same during regular business hours;

(h) to furnish such financial statements of the Borrower containing such information and details as the Bank may require pursuant to the Offer to Finance;

(i) to repair and keep in repair and in good working order and condition all buildings, structures, plant, machinery and apparatus that from time to time comprise and form a part of the Mortgaged Premises;

(j) to promptly pay when due all business, income and profits taxes properly levied or assessed against the Borrower, its business, operations, revenues, incomes or profits, save and except when and so long as the validity of any such tax is in good faith contested by the Borrower, in which event the Borrower shall, if required by the Bank, furnish security satisfactory to it for the full amount of any of such taxes being so contested;

(k) to fully pay and discharge as and when the same become due and payable all taxes (including local improvement rates), rates, duties and assessments that may be levied, rated, charged or assessed against the Mortgaged Premises, or any part thereof, and if the Borrower fails to pay any of such taxes, rates, duties or assessments and if it is not in good faith contesting the same, the Bank may, but shall not be obligated to, pay the same, and any amounts so paid by the Bank shall become and form part of the Principal Sum secured hereby and shall bear interest at the rate aforesaid until paid; and

(l) to at all times promptly observe, perform, execute and comply with all applicable laws, rules, requirements, orders, directions, by-laws, ordinances, work orders and regulations of every governmental authority and agency whether federal, provincial, municipal or otherwise, including, without limiting the generality of the foregoing, those dealing with zoning, use, occupancy, subdivision, parking, historical designations, fire, access, pollution of the environment, toxic materials or other environmental hazards, public health and safety, and all private covenants and restrictions affecting the Mortgaged Premises or any portion thereof, and from time to time, upon request of the Bank, to provide to the Bank evidence of such observance and compliance, and at its own expense to make any and all improvements thereon or alterations to the Mortgaged Premises, structural or otherwise, and to take all such other action as may be required at any time by any such present or future law, rule, requirement, order, direction, by-law, ordinance, work order or regulation.

4. (a) The Borrower covenants that at all times during the continuation of this security, it will insure and keep insured against all insurable hazards with insurers acceptable to the Bank, all of the Mortgaged Premises which is of an insurable nature to the full extent of the insurable value thereof. Unless otherwise agreed to in writing by the Bank, the losses under all such insurance shall be payable firstly to the Bank as its interest may appear.

(b) The Borrower agrees that so long as it remains indebted to the Bank, it will, unless otherwise requested in writing by the Bank, maintain with reputable insurers third party public liability, blow-outs, "all risks" perils and property damage insurance covering all operations of the Borrower within limits of coverage usually carried by others owning or operating the same or a similar type and size of business as that being conducted by the Borrower.

(c) The Borrower will, upon the request of the Bank, deliver to the Bank certified copies of all policies or contracts of insurance being carried by the Borrower pursuant to the terms hereof, together with such certificates of insurance as the Bank may reasonably require and evidence that the premiums on all such insurance have been paid.

(d) If the Borrower should fail to take out or maintain all the insurance required to be carried by the Borrower pursuant to the terms of this Debenture, the Bank may, but shall not be obligated to, take out all or any of such insurance and all sums expended by the Bank in effecting such insurance shall forthwith become due and be payable by the Borrower to the Bank and until paid shall form part of the Principal Sum secured hereby and shall bear interest at the aforesaid rate.

(e) In the event of loss under any of the insurance referred to in this clause 4, the Bank, at its option, may apply the insurance proceeds on account of the Principal Sum and interest secured hereby or may apply the same to rebuilding, repairing and restoring the Mortgaged Premises, or may apply the same partly for one purpose and partly for the other purpose.

5. The Borrower shall not and covenants that it will not, without the written consent of the Bank first had and received:

(a) incur further secured indebtedness, create or suffer to be created any mortgage, hypothec, lien, charge, encumbrance or security interest upon its undertaking or any of its property and assets the subject of the Charge ranking in priority to or pari passu with the Charge save and except for the Permitted Encumbrances or any other security granted from time to time by the Borrower to the Bank for or in respect of any present or future indebtedness of the Borrower to the Bank; nor

(b) guarantee to anyone other than to the Bank, the debts, liabilities or obligations of any person, firm or corporation whomsoever or become the endorser on any note or other obligation otherwise than in the ordinary course of the business of the Borrower; nor

(c) reduce its capital, declare or pay any dividends on any shares of the Borrower or make any distribution otherwise than out of the surplus of its assets, or redeem, purchase or otherwise retire or pay off any of the issued and outstanding shares for the time being of the Borrower; nor

(d) make any loans or investments to any of its subsidiaries or affiliates; nor

(e) make any capital expenditures when it is in default under this Debenture.

6. The Borrower represents and warrants to the Bank that each account receivable and other debt due, owing or accruing due to the Borrower is enforceable in accordance with its terms against the party obligated to pay the same (the "Account Debtor"), and the amount represented by the Borrower to the Bank from time to time as owing by each Account Debtor or by all Account Debtors will be the correct amount actually and unconditionally owing by such Account Debtor or Account Debtors, except for normal cash discounts where applicable, and no Account Debtor will have any defence, set off, claim or counterclaim against the Borrower which can be asserted against the Bank, whether in any proceeding to enforce this Debenture or otherwise, and the Borrower will, at the request of the Bank, furnish the Bank with the names of all Account Debtors. After the occurrence of an Event of Default hereunder, the Bank may notify any or all Account Debtors and may direct such parties to make all payments to the Bank. The Borrower acknowledges that any such payments on or other proceeds of the Mortgaged Premises received by the Borrower from such Account Debtors after notification of the Charge to such parties or after default under this Debenture shall be received and held by the Borrower in trust for the Bank and shall be turned over to the Bank upon request. Nothing contained in this clause 6 shall or shall be deemed to have the effect of making the Bank responsible to ascertain the Account Debtors or for the collection of any such accounts or amounts nor shall the Bank, by reason of this clause 6 or by reason of any steps, actions, notices or other proceedings, taken or given to enforce such rights be or be deemed to be a mortgagee in possession of the Mortgaged Premises or any part thereof nor be liable or accountable for any monies except those actually received.

7. The Borrower will at all times do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts, deeds, mortgages, transfers and assurances in law as the Bank shall reasonably require for better assuring, mortgaging, assigning and confirming unto the Bank all and singular the undertaking and all of the property and assets of the Borrower hereby charged or intended so to be or which the Borrower may hereafter become bound to charge to and in favour of the Bank and for the better accomplishing and effectuating of the intentions of this Debenture.

8. Without limiting in any way the right of the Bank to make demand for payment at any time, the principal, interest and other monies secured by this Debenture shall become immediately due and payable, whether with or without prior demand therefor, and the security hereby constituted shall become immediately enforceable in each and every of the following events (each of such events being hereinafter called an "Event of Default"):

(a) if the Borrower makes a default in the payment, in whole or in part, of the Principal Sum of or interest on this Debenture or any other monies secured hereby;

(b) If the Borrower makes default in the observance or performance of any other covenant, agreement or condition on the part of the Borrower to be kept, observed or performed, whether herein or in any other agreement or instrument between the Borrower and the Bank and this default remains unrectified for a period of thirty (30) days;

(c) if an order is made or an effective resolution is passed for the winding-up of the Borrower, or if a petition is filed for the winding-up of the Borrower;

(d) if the Borrower becomes insolvent, or makes an unauthorized assignment or bulk sale of its assets, or 1 if a petition in bankruptcy is filed or presented against the Borrower;

(e) if any proceeding with respect to the Borrower is commenced under the Companies' Creditors Arrangements Act or the Bankruptcy and Insolvency Act;

(f) if any execution, sequestration, writ of extent or any other process of any court becomes enforceable against the Borrower, or if a distress or analogous process is levied upon the property of the Borrower or any part thereof, provided that such execution, sequestration, writ of extent or other process is not in good faith being contested by the Borrower;

(g) if the Borrower ceases or threatens to cease to carry on its business or if the Borrower commits or threatens to commit any act of bankruptcy;

(h) if the Borrower shall permit any sum which has been admitted as due by the Borrower or is not disputed to be due by it and which forms or is capable of being made a charge upon any of the Mortgaged Premises in priority to or pari passu with the Charge to remain unpaid for thirty (30) days after proceedings have been taken to enforce the same as a charge upon the Mortgaged Premises ranking in priority to or pari passu with the Charge;

(i) if the Borrower makes default in the due payment, performance or observance, in whole or in part, of any debt, liability or obligation of the Borrower to the Bank, whether secured hereby or otherwise; or

(j) if there shall, in the opinion of the Bank acting reasonably, be a material adverse change in the financial condition of the Borrower.

9. The Bank may waive any breach by the Borrower of any of the provisions contained in this Debenture or any default by the Borrower in the observance or performance of any covenant, agreement or condition required to be kept, observed or performed by the Borrower under the terms of this Debenture; PROVIDED ALWAYS that no act or omission of the Bank in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or to affect the rights of the Bank resulting therefrom.

10. (a) If an Event of Default shall have occurred and be continuing, the Bank may, in its discretion, appoint a receiver (which term shall herein include a receiver and manager) of the Mortgaged Premises, of the rents, issues, profits, revenues and income thereof or of any part or parts of any of the foregoing, and upon any such appointment by the Bank the following provisions shall apply:

(i) the appointment of any receiver by the Bank hereunder shall be made in writing signed by the Bank and such writing shall be conclusive evidence for all purposes of such appointment. The Bank may from time to time in the same manner remove any receiver so appointed and appoint another in his stead. Notwithstanding anything to the contrary hereby expressed or implied, in making any such appointment of a receiver hereunder, the Bank shall be deemed to be acting as the attorney for the Borrower and the Borrower does hereby irrevocably appoint the Bank as its attorney for that purpose;

(ii) the Bank, in its discretion, may appoint one or more receivers hereunder in respect of all or any part or parts of the Mortgaged Premises, as may be designated in writing by the Bank when making any such appointment;

(iii) any such receiver shall have the power:

(A) to take possession of, collect and to get in all or any part of the Mortgaged Premises and for that purpose to take proceedings in the name of the Borrower or otherwise and to make any arrangement or compromise;

(B) to carry on or concur in carrying on all or any part of the business of the Borrower; and

(C) to sell or to concur in selling all or any part of the Mortgaged Premises in such manner as may seem advisable to the receiver, and to effect such sale by conveying the same in the name and on behalf of the Borrower or otherwise in respect thereof;

(iv) every such receiver may, in the discretion of the Bank, be vested with all or any of the powers and discretions conferred on the Bank under this Debenture;

(v) the Bank may from time to time fix the reasonable remuneration of every such receiver and may direct the payment thereof (in priority to the Bank), out of the Mortgaged Premises and the rents, profits, revenues and income therefrom or the proceeds thereof;

(vi) the Bank may from time to time require any receiver to give security for the performance of his duties as such receiver and may fix the nature and amount thereof, but the Bank shall not be bound to require any such security from the receiver;

(vii) every such receiver may, with the consent in writing of the Bank, borrow money for the purpose of maintaining, protecting or preserving the Mortgaged Premises or any part thereof, or for the purpose of carrying on the business of the Borrower, and any receiver may issue certificates (in this sub clause called "Receiver's Certificates") for such sums as will, in the opinion of the Bank, be sufficient for obtaining security upon the Mortgaged Premises or any part thereof for the amounts from time to time so required by the receiver, and such Receiver's Certificates may be payable either to order or to bearer and may be payable at such time or times, and shall bear such interest as the Bank may approve and the receiver may sell, pledge or otherwise dispose of the Receiver's Certificates in such manner and may pay such commission on the sale thereof, as the Bank may consider reasonable, and the amounts from time to time payable by virtue of such Receiver's shall form a charge upon the Mortgaged Premises in priority to the amounts secured under this Debenture;

(viii) every such receiver shall, so far as concerns responsibility for his acts or omissions, be deemed to be the agent for the Borrower, and in no event the agent of the Bank. The Bank shall not, in making or consenting to such appointment, incur any liability to any receiver for his remuneration or otherwise howsoever be liable or responsible for the acts or omissions, including the negligence, misconduct or misfeasance, on the part of any such receiver;

(ix) except as may be otherwise directed in writing by the Bank, all monies from time to time received by such receiver shall be paid over to the Bank to be held by it as part of the Mortgaged Premises; and

(x) the Bank may pay over to any receiver any monies constituting part of the Mortgaged Premises to the extent that the same may be applied for the purposes hereof by such receiver, and the Bank may from time to time determine what funds the receiver shall be at liberty to keep on hand with a view to the performance of his duties hereunder as such receiver.

(b) If an Event of Default shall have occurred and be continuing, the Bank may in its discretion, in lieu of appointing a receiver as provided for in subclause 10(a) hereof, apply to any court or courts of competent Jurisdiction for the appointment of one or more receivers of the Mortgaged Premises, of the rents, issues, profits, revenues and income thereof or of any part or parts of any of the foregoing, with such powers as the court or courts making such appointment or appointments shall confer including, without limiting the generality thereof, all or any of the powers set forth in subclause 10(a) hereof Any receiver or receivers so appointed by a court, shall be subject to the supervision of that court.

(c) Nothing done by the Bank or by any receiver or receivers in possession of the Mortgaged Premises shall render the Bank a mortgagee in possession or responsible as such, or in any way limit or cur -tail the remedies of the Bank as a mortgagee or creditor under any applicable law or statute.

11. If the security hereby constituted shall become enforceable, the Bank may, subject to applicable law, either before or after any entry, sell and dispose of all or any part of the Mortgaged Premises either as a whole or in several portions thereof, at public auction or by public tender or by private sale at such time or times and on or subject to such terms and conditions as the Bank may determine, and it shall be lawful for the Bank to make such sale, either for cash or upon credit or partly for cash and partly upon credit, and with or without advertisement, and upon such reasonable conditions as to upset, reserve bid or price and as to terms of payment as the Bank may deem proper, and the Bank may also rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred hereunder and adjourn any such sale from time to time and may execute and deliver to the purchaser or purchasers of the Mortgaged Premises or any part thereof good and sufficient title to the same, the Bank being hereby constituted irrevocably the attorney of the Borrower for the purpose of making such sale and for executing all deeds and documents pertaining thereto and any such sale made as aforesaid shall be a perpetual bar both in law and in equity against the Borrower and all other persons claiming such property or any part thereof, by, from, through or under the Borrower.

12. The Borrower acknowledges that if a stay of proceedings is issued against the Borrower pursuant to the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangements Act or otherwise, the Bank would be irreparably harmed and materially prejudiced if any proceeds of the Mortgaged Premises were used for any purpose other than the repayment of the debts secured by this Debenture, and the Borrower hereby acknowledges and agrees that, without limiting the operation of clause 6 hereof, any proceeds of the Mortgaged Premises received by the Borrower while such stay is in effect shall be received by and held by the Borrower in trust for the Bank.

13. The Bank or agent of the Bank may, at any time, enter upon the Mortgaged Premises to inspect the Mortgaged Premises, and the reasonable costs of such inspection shall be added to the debt secured by this Debenture.

14. If the Borrower should fall to comply with any covenant or agreement contained herein, the Bank or agent of the Bank may, but shall not be obligated to, do whatever is necessary to rectify such failure, and all sums so expended by the Bank or its agent shall forthwith become due and be payable by the Borrower to the Bank and until paid shall form part of the Principal Sum secured hereby and shall bear interest at the aforesaid rate.

15. The Borrower agrees to pay to the Bank forthwith upon demand all costs, charges and expenses (including legal fees on a solicitor and his own client basis) of, or incurred by the Bank in connection with this Debenture or the Mortgaged Premises or any part thereof, or in recovering or enforcing payment of any of the monies owing hereunder including all costs, charges and expenses incurred in connection with taking possession, preserving, collecting or realizing upon the Mortgaged Premises, together with interest thereon at the aforesaid rate from the date of incurring such costs, charges and expenses.

16. Upon payment by the Borrower to the Bank of the Principal Sum, interest and all other monies secured by this Debenture and provided the security hereby constituted shall not have become enforceable, the Bank shall, upon the written request of the Borrower, deliver up this Debenture to the Borrower and shall, at the expense of the Borrower, release and discharge the security hereby constituted and execute and deliver to the Borrower such deeds or other documents as shall be requisite to release and discharge this Debenture and the security afforded hereby; provided, however, that this Debenture may be assigned, pledged, hypothecated or deposited by the Borrower as security for advances or loans to or for indebtedness or other obligations or liabilities of the Borrower and in such event this Debenture shall not be deemed to have been discharged or redeemed by reason of the account of the Borrower having ceased to be in debit balance while this Debenture remains so assigned, pledged, hypothecated or deposited.

17. No postponement or partial release or discharge of the Charge in respect of all or any part of the Mortgaged Premises shall in any way operate or be construed so as to release and discharge the security hereby constituted in respect of the Mortgaged Premises except as therein specifically provided, or so as to release or discharge the Borrower from its liability to the Bank to fully pay and satisfy the Principal Sum, interest and all other monies due or remaining unpaid by the Borrower to the Bank.

18. The Borrower acknowledges and agrees that in the event it amalgamates with any other corporation or corporations it is the intention of the Borrower and the Bank that the term "Borrower" when used herein shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the Charge shall secure the indebtedness of each of the amalgamating corporations and the amalgamated corporation to the Bank at the time of amalgamation and any indebtedness of the amalgamated corporation to the Bank thereafter arising. The Charge shall attach to all of the "Mortgaged Premises" owned by each corporation amalgamating with the Borrower, and by the amalgamated corporation, at the time of amalgamation, and shall attach to any "Mortgaged Premises" thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

19. The Borrower will indemnify the Bank and its successors and assigns against any and all liabilities, actions, claims, judgments, costs, charges and legal fees that may be made against or incurred by the Bank, by reason of the assertion that the Bank has received funds that may be claimed by third persons, either before or after the payment in full of the Principal Sum, interest and other monies secured hereby and either before or after the release either wholly or partially of the Charge; and the Bank shall have the right to defend against any such claims, actions and charges and claim from the Borrower all expenses incurred by the Bank in connection therewith, together with all reasonable legal fees as may be paid by the Bank in connection therewith. It is understood and agreed that the covenants and conditions of this clause 19 shall at all times be construed to be a personal covenant in favour of the Bank and shall not run with the Mortgaged Premises, and that such covenants and indemnity shall remain in full force and effect notwithstanding the payment of the Principal Sum, interest and all other monies secured by this Debenture and the release, either partially or wholly, of the Charge, or any foreclosure hereof.

20. This Debenture is to be treated as a negotiable instrument and all persons are invited by the Borrower to act accordingly.

21. The Principal Sum, interest and other monies hereby secured will be paid by the Borrower and shall be assignable by the Bank free from any right of set-off or counterclaim by the Borrower or any equities between the Borrower and the Bank.

22. Neither the execution and delivery nor the registration of this Debenture shall for any reason whatsoever obligate or bind the Bank to advance any monies, or having advanced a portion obligate the Bank in any way to advance the balance thereof, but nevertheless the Charge shall take effect forthwith upon execution of this Debenture and shall operate as security for the actual amount of all the debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Bank or remaining unpaid, notwithstanding that the balance owing hereunder may fluctuate and may from time to time and at any time be reduced to a nil balance and further notwithstanding that the advance of monies hereunder may be repaid and further advanced.

23. The security hereby constituted is in addition to, and not in substitution for, any other security now or hereafter held by the Bank and no payment to the Bank shall constitute payment on account of the Principal Sum, interest or other monies from time to time owing hereunder unless specifically so appropriated in writing by the Bank. The taking of any action or proceedings or remaining from so doing, or any other dealing with any other security for the monies secured hereby shall not release or affect the security of this Debenture and the taking of the security hereby granted or any proceedings hereunder for the realization of the security hereby granted shall not release or affect any other security held by the Bank for the monies hereby secured.

24. Any notice that may be given by the Bank in accordance with this Debenture shall be in writing and may be given at any time either by delivering or by mailing the same addressed to the Borrower at its address specified on the signature page hereof Any notice delivered to the Borrower shall be deemed to have been given on the business day during which the same was so delivered to the Borrower and any notice mailed to the Borrower shall be conclusively deemed to have been received by the Borrower on the third business day following that on which it was so mailed.

25. The Borrower hereby authorizes the Bank to file or register such financing statements, financing change statements and other documents as the Bank may deem appropriate to perfect on an ongoing basis and continue the Charge, and to protect and preserve the Mortgaged Premises and the Borrower hereby irrevocably constitutes and appoints the manager or acting manager from time to time of the herein mentioned branch of the Bank the true and lawful attorney of the Borrower, with full power of substitution, to do any of the foregoing in the name of the Borrower whenever and wherever it may be deemed necessary or expedient.

26. The Borrower hereby acknowledges receipt of a copy of this Debenture, and waives its right to receive a copy of any financing statement, financing change statement or verification statement filed or registered by the Bank.

27. The Borrower shall be solely liable for all abandonment and reclamation costs, now or in the future, attributable to the Mortgaged Premises for all liability for environmental damage, now or in the future, attributable to the Mortgaged Premises and, in addition, the Borrower shall indemnify and save harmless at the Bank from and against all liability, loss, cost, claims, expenses, or damages (including legal costs on a solicitor/own client basis), suffered, sustained, paid, or incurred by the Bank arising out of or in connection with any abandonment or reclamation or any environmental liability now or in the future, relating to the Mortgaged Premises. This covenant and indemnity shall survive this satisfaction, release or enforcement of this Debenture or any security collateral hereto and the full repayment of the indebtedness of the Borrower to the Bank and shall continue in full force and in fact for the benefit of the Bank.

28. To the full extent that it may lawfully do so, the Borrower hereby:

(a) waives and disclaims any benefit of, and shall not have or assert any right under any statute or rule of law pertaining to, the marshalling of assets, the exemption of homestead, the administration of estates, or any other matter whatever, to defeat, reduce or affect the rights of the Bank under the terms of this Debenture to a sale of the Mortgaged Premises or any part thereof or for the collection of all amounts secured hereby;

(b) agrees that it shall not have or assert any right or equity of redemption or any right under any statute or otherwise to redeem the Mortgaged Premises or any part thereof after the sale hereunder to any person whether such sale is by the Bank, any receiver or otherwise, notwithstanding, if such should be the case, that the Bank may have purchased same;

(c) agrees that the Land Contracts (Actions) Act (Saskatchewan) shall have no application to any action (as defined in such Act) taken with respect to any Charge herein; and

(d) agrees that the Limitation of Civil Rights Act (Saskatchewan) shall have no application to:

(i) this Debenture or any instrument or agreement in implementation hereof,

(ii) any Charge or security for the payment of money made, given or created pursuant to any of the foregoing instruments,

(iii) any instrument or agreement entered into at any time hereafter by the Borrower renewing or extending or collateral to this Debenture or to any of the foregoing instruments, or

(iv) the rights, powers or remedies of the Bank or any receiver under any of the foregoing instruments.

29. The Borrower and the Bank have not agreed to postpone the time of attachment and that the Charge is intended to attach when this Debenture is signed by the Borrower and, with respect to after-acquired property, when the Borrower acquires an interest in such property.

30. This Debenture and all its provisions shall enure to the benefit of the Bank, its successors and assigns and shall be binding upon the Borrower, its successors and assigns.

31. Wherever the singular or masculine or neuter is used in this Debenture, the same shall be construed as meaning the plural or feminine or body corporate and vice versa, where the context so requires.

32. The Borrower will assist the Bank to ensure that this Debenture and all supplementary and corrective instruments and all additional mortgage and security documents described in clause 7, and all documents, caveats, cautions, memorials, security notices, financing statements and assurances in respect thereof are promptly filed and refiled, registered and re-registered and deposited and re-deposited in such manner, in such offices and places, and at such times and as often as may be required by law or as may be necessary or desirable to perfect and preserve the Charge created or intended to be created hereby as a first priority Charge and the rights conferred or intended to be conferred upon the Bank by the Charge herein contained.

33. No waiver of any right of the Bank hereof shall be valid unless in writing delivered to the Borrower as herein provided. No amendment hereunder shall be valid or effective for any purpose unless consented to in writing by the Bank.

34. The provisions of the Offer to Finance are not superseded by or merged in the execution or registration of this Debenture and the provisions of the Offer to Finance shall remain in full force and effect until all of the conditions thereof to be observed or performed by the Borrower have been fully paid and satisfied, provided however, that-in the event of a conflict between the terms of the Offer to Finance and the terms of this Debenture, the terms of the Offer to Finance shall prevail.

35. In the event that any term or provision in this Debenture shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Debenture shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

36. This Debenture shall be governed by and construed in accordance with the laws in force in the Province of Alberta and for the purposes of any legal proceedings in respect of this Debenture, the Borrower irrevocably submits to the Jurisdiction of the courts of the Province of Alberta. There shall be no application of any conflict of laws rule which is inconsistent with this section.

IN WITNESS WHEREOF the Borrower has executed this Debenture by its proper officers duly authorized in that behalf as of the 31 day of January, 2003.

NETCO ENERGY INC.
Per: /s/ signed
Name:
Title

Per: no seal
Name:
Title:

ADDRESS OF BORROWER:

925 West Georgia Street, Suite 1320
Vancouver, BC V6C 3L2

SCHEDULE "A"
PERMITTED ENCUMBRANCES

1. Liens for taxes, assessments or governmental charges:

(a) not at such date due or delinquent; or

(b) the validity of which the Borrower shall be contesting in good faith and in respect of which:

(i) an amount in cash sufficient to pay such taxes, assessments or charges shall have been deposited with a court, a taxing or assessing authority or the Bank; or

(ii) a surety bond, satisfactory to the Bank, for such amount shall have been deposited with the Bank.

2. The lien of any judgment rendered, or claim filed, against the Borrower which the Borrower shall be contesting in good faith and in respect of which:

(a) an amount in cash sufficient to pay such judgment or claim shall have been deposited with a court or the Bank; or

(b) a surety bond, satisfactory to the Bank, for such amount, shall have been deposited with the Bank.

3. Undetermined or inchoate liens arising in the ordinary course of and incidental to construction or current operations which:

(a) have not, at such time, been filed pursuant to law against the Borrower and which relate to obligations at such date not due or delinquent; or

(b) relate to obligations being contested at the time in good faith by the Borrower, provided that the Borrower has posted security therefor with the Bank or with the lien holder in an amount sufficient to discharge same.

4. Liens incurred or created in the ordinary course of business and in accordance with sound industry practice on any petroleum and natural gas rights or production of hydrocarbons therefrom as security in favor of any person who is conducting the development or operation of the property to which such petroleum or natural as rights relate, for the Borrower's portion of the cost and expenses of such development or operation, which have not at such time been filed pursuant to law and which relate to obligations not due or delinquent.

5. Easements, rights-of-way, servitudes or other similar rights or restriction in property (including, without limitation, rights-of-way and servitudes for railways, sewers, drains, pipelines, gas and water mains, electric light, power, telephone, telegraph or cable television conduits, poles, wires and cables) granted to or reserved or take by other persons which in the aggregate do not materially detract from the value of such property or materially impair its use in the operation of the business of the Borrower.

6. Security given by the Borrower to any public utility, any municipality, a governmental or other public authority when required by such utility, municipality or authority in the ordinary course of the business of the Borrower, which in the aggregate do not detract materially from the value of any part of the Mortgaged Premises or its use in the operations of the Borrower.

7. The right to reserve to or vest in any municipality, governmental or other public authority under the terms of any lease, license, franchise, grant or permit required by the Borrower or by any statutory provision to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof.

8. The reservation in any original grant from any government of any land or interest therein and statutory exceptions to title.

9. To the extent a security interest is constituted or created thereby, any right of first refusal in favor of any person granted in the ordinary course of business with respect to the oil and gas properties of the Borrower, which in the aggregate do not detract materially from the value of any part of the Mortgaged Premises or its use in the operations of the Borrower.

10. Security interests on hydrocarbons or the proceeds of sale of hydrocarbons arising or granted by the Borrower in the ordinary course of the Borrower's business pursuant to a processing or transmission arrangement entered into by the Borrower in the ordinary course of business, securing the payment of the fees, costs and expenses attributable to the processing or transmission (as the case may be) of any such petroleum substances under any such processing or transmission arrangement, but insofar as such security interests relate to obligations which are at such time not past due.

11. Any lease or sublease of substances other than hydrocarbons granted by the Borrower provided that any such lease or sublease does not interfere with the enjoyment by the Borrower of its petroleum and natural gas properties.

12. Any caveat relating to a lease or sublease referred to in paragraph 11 above filed by or on behalf of the lessee or sublessee thereunder or its successors or assigns.

13. Any interest of a third party under any pooling unit development, farm-in, overriding royalty, net profits interest, carried interest, reversionary interest or operating agreement affecting petroleum and natural gas rights entered into in the ordinary course of business between arm's length third parties on reasonable commercial terms.

14. Any lien or trust arising in connection with workers' compensation, unemployment insurance, pension and employment laws or regulations, provided, however:

(a) the Borrower's obligations thereunder are not at the time due or delinquent; or

(b) the validity of which is being contested by the Borrower in good faith and by appropriate proceedings, provided that no execution in respect of such security interests, trust or deposit has been initiated or, if initiated, such execution has been stayed; and

(c) all such failures in the aggregate have no material adverse effect on the financial condition of the Borrower.

15. Any claim or encumbrance from time to time disclosed by the Borrower to the Bank and which is consented to in writing by the Bank.